UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Diversa Corporation (the “Company”) will report updated financial guidance for 2004 in connection with its participation in JPMorgan’s Annual Healthcare Conference, which is currently ongoing in San Francisco, California. The Company’s presentation at the conference will begin at 11:00 a.m. PDT on Thursday, January 13th, at the Westin St. Francis Hotel in San Francisco, and will be webcast live through the Company’s website at http://www.diversa.com/webcast and through the JPMorgan website at http://equityconferences.jpmorgan.com. An archived version of the presentation will also be available through the Company’s website for a limited time following the conference.

The Company previously provided guidance of $57 million to $60 million in estimated revenue for 2004, and will report that it is affirming that guidance, including over $6 million in product-related revenue. The Company also previously provided a net loss estimate for 2004 of approximately $33 million, and will report that it is affirming that guidance. The Company also will report that it is affirming its estimate of a 100% compound annual growth rate in product-related revenue between 2003 and 2008. In addition, the Company will report that its estimated cash balance as of December 31, 2004 was approximately $98 million.

The Company also will report that it has initiated a 90-day toxicology study for its Purifine™ enzyme for nutritional oil production, and that it expects product launch for Purifine to be during 2006 or 2007.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to financial estimates, financial guidance, and timing for product launches. Such statements are only estimates and predictions. The Company is in the process of completing its audit for its 2004 financial statements, and its audited 2004 results may differ materially from its 2004 results projected in such forward-looking statements. Factors that could cause or contribute to differences between its financial guidance and its 2004 and 2005 financial results and between other forward-looking statements and actual results include, but are not limited to, risks involved with the Company’s new and uncertain technologies, risks associated with the Company’s dependence on patents and proprietary rights, risks associated with the Company’s protection and enforcement of its patents and proprietary rights, the Company’s dependence on existing collaborations and its ability to achieve milestones under existing and future collaboration agreements, the ability of the Company to commercialize products using the Company’s technologies, the development or availability of competitive products or technologies and the future ability of the Company to enter into and/or maintain collaboration and joint venture agreements. Certain of these factors and others are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: January 10, 2005	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer